UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2006 (March 20, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 20, 2006, Dynegy Inc. issued a press release announcing that its wholly-owned subsidiary, Dynegy Holdings Inc., has amended the total consideration it is offering for its 9.875% Second Priority Senior Secured Notes due 2010 (the “2010 Notes”) and 10.125% Second Priority Senior Secured Notes due 2013 (the “2013 Notes”) in connection with its previously-announced tender offer and consent solicitation with respect to its Second Priority Senior Secured Floating Rate Notes due 2008, the 2010 Notes and the 2013 Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release by Dynegy Inc., dated March 20, 2006, announcing that Dynegy Holdings Inc. has amended the total consideration it is offering for its 9.875% Second Priority Senior Secured Notes due 2010 (the “2010 Notes”) and 10.125% Second Priority Senior Secured Notes due 2013 (the “2013 Notes”) in connection with its previously-announced tender offer and consent solicitation with respect to its Second Priority Senior Secured Floating Rate Notes due 2008, the 2010 Notes and the 2013 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Date: March 21, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP, Administration
& Secretary

DYNEGY HOLDINGS INC. (Registrant)

Date: March 21, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP, Administration
& Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Dynegy Inc., dated March 20, 2006, announcing that Dynegy Holdings Inc. has amended the total consideration it is offering for its 9.875% Second Priority Senior Secured Notes due 2010 (the “2010 Notes”) and 10.125% Second Priority Senior Secured Notes due 2013 (the “2013 Notes”) in connection with its previously-announced tender offer and consent solicitation with respect to its Second Priority Senior Secured Floating Rate Notes due 2008, the 2010 Notes and the 2013 Notes